As filed with the United States Securities and Exchange Commission on October 6, 2020 under the Securities Act of 1933, as amended.

No. 333-249099

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Turmeric Acquisition Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	6770	98-1555727
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

450 Kendall St

Cambridge, MA 02142

617 425 9200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Luke Evnin

450 Kendall St

Cambridge, MA 02142

617 425 9200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies:

Christian O. Nagler Jennifer L. Lee Kirkland & Ellis LLP 601 Lexington Avenue New York, New York 10022 Tel: (212) 446-4800 Fax: (212) 446-4900	Derek J. Dostal Deanna L. Kirkpatrick Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 Tel: (212) 450-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-third of one redeemable warrant(2)	11,500,000 units	$10.00	$115,000,000	$14,927
Class A ordinary shares included as part of the units(3)	11,500,000 shares	—	—	—(4)
Redeemable warrants included as part of the units(3)	3,833,333 warrants	—	—	—(4)
Total			$115,000,000	$14,927(5)

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)

Includes 1,500,000 units, consisting of 1,500,000 Class A ordinary shares and 500,000 redeemable warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

(3)

Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be offered or issued to prevent dilution resulting from share subdivisions, stock dividends, or similar transactions.

(4)	No fee pursuant to Rule 457(g).
(5)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 (“Amendment No. 1”) to the Registration Statement on Form S-1 (File No. 333-249099) of Turmeric Acquisition Corp. (the “Registration Statement”) is being filed solely for the purpose of filing certain exhibits as indicated in Part II of this Amendment No. 1. This Amendment No. 1 does not modify any provision of the prospectus that forms a part of the Registration Statement. Accordingly, a preliminary prospectus has been omitted.

PART II

INFORMATION NOTE REQUIRED IN PROSPECTUS

Item 16.	Exhibits and Financial Statement Schedules.

(a) The Exhibit Index is incorporated herein by reference.

Exhibit No.	Description

1.1	Form of Underwriting Agreement.

3.1	Memorandum and Articles of Association.

3.2	Form of Amended and Restated Memorandum and Articles of Association.

4.1	Specimen Unit Certificate.

4.2	Specimen Class A Ordinary Share Certificate.

4.3	Specimen Warrant Certificate.

4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.

5.1	Form of Opinion of Kirkland & Ellis LLP.

5.2	Form of Opinion of Maples and Calder, Cayman Islands Counsel to the Registrant.

10.1	Form of Investment Management Trust Agreement between Continental Stock Transfer& Trust Company and the Registrant.

10.2	Form of Registration and Shareholder Rights Agreement among the Registrant, the Sponsor and the Holders signatory thereto.

10.3	Form of Private Placement Unit Purchase Agreement between the Registrant and the Sponsor.

10.4	Form of Indemnity Agreement.

10.5	Form of Administrative Services Agreement between the Registrant and the Sponsor.

10.6	Promissory Note, dated as of September 1, 2020, between the Registrant and the Sponsor.

10.7	Securities Subscription Agreement, dated September 1, 2020, between the Registrant and the Sponsor.

10.8	Form of Letter Agreement between the Registrant, the Sponsor and each director and executive officer of the Registrant.

23.1	Consent of WithumSmith+Brown, PC#

23.2	Consent of Kirkland & Ellis LLP (included on Exhibit 5.1).

23.3	Consent of Maples and Calder (included on Exhibit 5.2).

24	Power of Attorney (included on signature page to the initial filing of this Registration Statement).

*	To be filed by amendment.
#	Previously filed.

(b)

Financial Statement Schedules. All financial statement schedules are omitted because they are not applicable or the information is included in the Registrant’s consolidated financial statements or related notes.

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Francisco, California, on the 6th day of October, 2020.

TURMERIC ACQUISITION CORP.

By:	/s/ Luke Evnin
Name: Luke Evnin
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date

* Matthew Roden	Chairman	October 6, 2020

* Andrew Robbins	Director	October 6, 2020

* David Meeker	Director	October 6, 2020

* Mitchell H. Finer	Director	October 6, 2020

* Pablo Cagnoni	Director	October 6, 2020

/s/ Luke Evnin Luke Evnin	Chief Executive Officer (Principal Executive Officer) and Director	October 6, 2020

/s/ Ed Hurwitz Ed Hurwitz	Chief Financial Officer (Principal Financial and Accounting Officer)	October 6, 2020

* By:	/s/ Luke Evnin
Luke Evnin Attorney-in-fact